UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2011, the Board of Directors (the “Board”) of Cohen & Steers, Inc. (the “Company”), elected Bernard B. Winograd as a director of the Company, effective January 2, 2012. The election of Mr. Winograd increases the size of the Board to seven members. Mr. Winograd is expected to be appointed to the Board's Audit, Compensation, and Nominating and Corporate Governance Committees.
In connection with his service as a director, Mr. Winograd will be entitled to receive the Company's previously disclosed standard compensation for non-employee directors, as described in the “Compensation of Directors” section of the Company's Proxy Statement for the 2011 annual meeting of shareholders of the Company, which was filed with the Securities and Exchange Commission on March 31, 2011 (File No. 001-32236).
A copy of the press release issued by the Company to announce the election of Mr. Winograd as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: November 30, 2011	By:	/s/ Salvatore Rappa
Name: Salvatore Rappa Title: Senior Vice President and Assistant Secretary

EXHIBIT INDEX

99.1	Press release dated November 28, 2011 issued by the Company announcing the election of Bernard B. Winograd to the Company’s Board.